UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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U.S. Physical Therapy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U. S. PHYSICAL THERAPY, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

DATE:     Tuesday, May 18, 2010

TIME:     9:00 a.m. (CT)

PLACE:   1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

MATTERS TO BE ACTED ON:

1. Election of ten directors to serve until the next annual meeting of stockholders.

2. Approval of the Amended and Restated 2003 Stock Incentive Plan (“Amended 2003 Plan”), which amends the current 2003 Stock Incentive Plan (“2003 Plan”) to: (i) increase the number of shares of common stock authorized for issuance under the 2003 Plan from 900,000 to 1,250,000, (ii) extend the effective date of the 2003 Plan until March 26, 2020, and (iii) provide for such other changes required or desirable under applicable law and good corporate governance practices.

3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010.

4. Consideration of any other matters that may properly come before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR, THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Your Board of Directors has set Wednesday, March 31, 2010, as the Record Date for the Annual Meeting of Stockholders to be held on May 18, 2010 (“Annual Meeting”). Only holders of our common stock of record at the close of business on that date will be entitled to notice of and to attend and vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

By Order of the Board of Directors,

Chris Corrigan, Secretary

April 9, 2010

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ITEM 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation Table
STOCK OWNERSHIP
Stock Owned by Directors, Nominees and Executive Officers
Stock Owned by Certain Beneficial Holders
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
ITEM 2. APPROVAL OF THE AMENDED 2003 PLAN
REQUIRED VOTE
ITEM 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS

U.S. PHYSICAL THERAPY, INC.
1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(713) 297-7000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2010

Proxy Statement

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Physical Therapy, Inc. (“USPT” or the “Company”) to be held on Tuesday, May 18, 2010 at 9:00 a.m. (central time) at the Company’s principal executive offices located at 1300 West Sam Houston Parkway, Suite 300, Houston, Texas, 77042. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 9, 2010 to all of our stockholders of record as of the close of business on the record date, Wednesday, March 31, 2010.

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, please take time to vote your shares by signing and returning a proxy card as soon as possible.

Proposals To Be Voted On and the Board’s Voting Recommendations

The following three proposals are scheduled to be voted on at the Annual Meeting:

•	Election of ten director nominees.

•	Approval of the Amended and Restated 2003 Stock Incentive Plan.

•	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR, THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2010

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of 2010 Annual Meeting of Stockholders, proxy card and Annual Report for the year ended December 31, 2009, and by notifying you of the availability of our proxy materials on the Internet. The Notice of 2010 Annual Meeting of Stockholders, this Proxy Statement, proxy card and Annual Report for the year ended December 31, 2009 are available at http://www.cstproxy.com/usph/2010. The materials on the website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors. To obtain directions to attend the Annual Meeting and vote in person, please contact Chris Corrigan, our Secretary, at 800-530-6285 or via email at investorrelations@usph.com.

Who Can Vote:

All holders of record of our common stock at the close of business on March 31, 2010 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.

Proxies Solicited By:

Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 9, 2010 to all of our stockholders of record as of the close of business on the record date, Wednesday, March 31, 2010.

Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation before the Annual Meeting with Chris Corrigan, our Secretary, at our principal executive offices located at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote each of the proxy cards received to ensure that all of your shares are voted.

Proxies:

Properly executed but unmarked proxies will be voted FOR the election of our ten director nominees, FOR the approval of the Amended and Restated 2003 Stock Incentive Plan and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2010. If you “withhold” your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will vote your shares as directed by a majority of the Board of Directors.

Quorum:

Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on Wednesday, March 31, 2010 (“Record Date”) was fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of our common stock outstanding on the Record Date was 11,614,508. The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares for all matters at the meeting, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and, as required by Nevada law, the directors will be elected by a plurality of the votes cast at the Annual Meeting.

Cost of Proxy Solicitation:

We will bear the cost of soliciting proxies.  Some of our directors, officers and regular employees may solicit proxies, without additional compensation, personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions and Additional Information:

You may call our President and Chief Executive Officer, Christopher J. Reading, or our Chief Financial Officer, Lawrance W. McAfee, at 800-580-6285 or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional copies of the Form 10-K by downloading it from our website at www.usph.com, by writing to U.S. Physical Therapy, Inc., 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Chris Corrigan, Secretary or by emailing us at investorrelations@usph.com.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ITEM 1 — ELECTION OF DIRECTORS

The accompanying proxy card, unless marked to the contrary, will be voted in favor of the election of Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Dr. Bernard A. Harris, Jr., Marlin W. Johnston, Jerald L. Pullins, Reginald E. Swanson and Clayton K. Trier. These ten nominees are current directors standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders. Mr. J. Livingston Kosberg, a current director of the Company, is not standing for reelection, but has indicated he will serve until the end of his term, which will expire at the Annual Meeting. Effective as of the date of the Annual Meeting, the Board of Directors has reduced the number of directors to ten, and consequently, Mr. Kosberg’s position will not be filled. The Governance and Nominating Committee, which consists solely of directors who are independent under the applicable NASDAQ Listing Standards, recommended the ten directors to the Board of Directors. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting.

The Board of Directors has determined that Messrs. Arnold, Brookner, Broussard, Johnston, Pullins and Trier, and Dr. Harris are considered independent under the applicable NASDAQ Listing Standards. Messrs. McAfee and Reading, who are officers of the Company, and Mr. Swanson, who is an employee of the Company, are not considered independent under the applicable NASDAQ Listing Standards. The nominees for director are:

		Director
Nominees:	Age	Since	Position(s) Held

Daniel C. Arnold	80	1992	Chairman of the Board
Christopher J. Reading	46	2004	President, Chief Executive Officer and Director
Lawrance W. McAfee	55	2004	Executive Vice President, Chief Financial Officer and Director
Jerald L. Pullins	68	2003	Vice Chairman of the Board
Mark J. Brookner	65	1990	Director
Bruce D. Broussard	47	1999	Director
Dr. Bernard A. Harris, Jr	53	2005	Director
Marlin W. Johnston	78	1992	Director
Reginald E. Swanson	56	2007	Director and Managing Director of STAR Physical Therapy, LP (*)
Clayton K. Trier	58	2005	Director

*	STAR Physical Therapy, LP is a subsidiary of the Company.

Director Biographies:

Daniel C. Arnold was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. He previously served as Chairman of the Board of Trustees of the Baylor College of Medicine. He is currently serving only on the Board of U.S. Physical Therapy, Inc.

Christopher J. Reading was promoted to President and Chief Executive Officer and elected to our Board of Directors effective November 1, 2004. Prior to 2004, Mr. Reading served as our Chief Operating Officer since joining us in 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he served as Senior Vice President of Operations responsible for over 200 facilities located in 10 states. Mr. Reading is a physical therapist.

Lawrance W. McAfee was promoted to Executive Vice President and elected to our Board of Directors effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in 2003. Mr. McAfee’s experience includes having served as Chief Financial Officer of three public companies and President of two private companies.

Mark J. Brookner has served on our Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from 1992 to 1998 and as our Secretary and Treasurer during portions of that period.

Bruce D. Broussard has served on our Board since 1999.  Since February 2008, Mr. Broussard has been Chief Executive Officer and a Director of U.S. Oncology, Inc., a cancer-care services company formerly listed on The Nasdaq Stock Market. Prior to that time, since November 2005, Mr. Broussard was the President of U.S. Oncology, Inc. From August 2000 through October 2005, he was the Chief Financial Officer of U.S. Oncology, Inc. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.

Dr. Bernard A. Harris joined our Board on August 23, 2005. From 2001, Dr. Harris has been President and Chief Executive Officer of Vesalius Ventures, a venture capital firm that invests in early stage medical informatics and technology. From 2006, Dr. Harris has served as a Class III director of Sterling Bancshares, Inc., a bank holding company. From 1996 to 2001, he served as Chief Medical Officer and Vice President for Space Hab, an aerospace company. Dr. Harris is a former astronaut, having completed two space shuttle missions. He completed his residency in Internal Medicine at the Mayo Clinic and trained as a flight surgeon at the Aerospace School of Medicine at Brooks Air Force Base.

Marlin W. Johnston has served on our Board since 1992.  Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

Jerald L. Pullins has served on our Board since 2003.  He is currently engaged in the development and management of private enterprises in the healthcare field. From October 2007 to the present, Mr. Pullins has been the Managing Member of SeniorCare Homes, LLC, which develops, owns and operates supervised, residential homes for senior citizens with Alzheimers, dementia and other memory impairment conditions. From 2007 to present, he has also served as Chairman of the Board of Directors of Pet Partners, LLC, a private enterprise involved in the acquisition and management of primary care, small animal veterinary hospitals.

Reginald E. Swanson joined our Board on September 6, 2007. Mr. Swanson is Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. Mr. Swanson is founder of STAR Physical Therapy, LLC, and from 1997 to 2007, was its president and managing member. He is a licensed athletic trainer and has been involved with sports medicine and physical therapy for over 25 years.

Clayton K. Trier joined our Board on February 23, 2005. Mr. Trier is a private investor. He was a founder and former Chairman and Chief Executive Officer of U.S. Delivery Systems, Inc., which developed the first national network providing same-day delivery service, from 1993 to 1997. Before it was acquired in 1996, U.S. Delivery was listed for two years on the New York Stock Exchange.

The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. Under current regulations, a broker is prohibited from voting for directors without receiving instructions from you. As required by Nevada law, nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board may designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR

NAMED IN THE PROXY STATEMENT.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our Board is led by an independent Chairman and Vice-Chairman. Mr. Reading, our Chief Executive Officer, Mr. McAfee, our Executive Vice President and Chief Financial Officer, and Mr. Swanson, the managing director of our subsidiary, STAR Physical Therapy, LP, are members of the Board who are not independent. We believe the leadership structure enhances the accountability of the executive management to the Board. Because seven members of our Board are considered independent, we believe the Board is independent from management. Further, separating the Chairman and Chief Executive Officer roles allows Mr. Reading to focus his efforts on running our business and managing the Company in the best interest of our stockholders while we are able to benefit from prior experiences of our independent Board members, especially our Chairman and Vice Chairman.

Board Oversight of Risk

Our management is responsible for the Company’s day-to-day risk management activities. Our Board, which functions in an oversight role in risk management, focuses on understanding the nature of the risks inherent in our business, including our operations, strategic directions and overall risk management systems. Our Board receives periodic updates on our business operations, financial results, strategy and specific risks related to our business. These updates are primarily communicated through presentations by management at Board meetings and through discussions with appropriate management, compliance and audit personnel at the meetings of the Board’s Audit Committee and Compliance Committee.

Independent Directors

The Board has affirmatively determined that Messrs. Arnold, Brookner, Broussard, Johnston, Pullins and Trier, and Dr. Harris have no relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. Specifically, the Board determined that the foregoing seven nominees are “independent” as defined in Rule 4200 of the NASDAQ Marketplace Rules, and that the directors comprising the Company’s Audit Committee are “independent” as defined in Rule 10A-3(b)(1) under the Exchange Act. The size of our Board is being reduced to 10 directors, contemporaneous with the elections to be held at the 2010 Annual Meeting of Stockholders.

Attendance at Board Meetings and Board Committees

The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. The Board of Directors is comprised of a majority of independent directors as required by the applicable NASDAQ Listing Standards.

The Board has the following standing committees: (i) Governance and Nominating, (ii) Corporate Compliance (sub-committee of the Audit Committee), (iii) Compensation, and (iv) Audit Committees. During 2009, the Board of Directors met 4 times, the Governance and Nominating Committee met 1 time, the Corporate Compliance Committee met 4 times, the Compensation Committee met 5 times and the Audit Committee met 7 times. Each of our directors, with the exception of Mr. Kosberg, attended at least 75% of the aggregate meetings of the Board of Directors. All members of the various committees attended at least 75% of the meetings for the committees on which they served. These committees are constituted as follows:

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Arnold (Chairman), Broussard and Trier, all of whom are “independent”, as defined in the applicable NASDAQ Listing Standards. The function of the committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The committee also has ongoing responsibility for oversight review of Board performance and ensuring each Board member’s continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, stockholders, or other persons. The committee may also hire third parties to identify, to evaluate, or to assist in identifying or evaluating potential nominees should it be determined necessary. The committee is required to meet at least annually and operates under a written charter, a copy of which is available on our website at www.usph.com.

Nomination Criteria.  In its consideration of Board candidates, the Governance and Nominating Committee considers the following criteria: the candidate’s general understanding of the health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, industry and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; size of the Board of Directors; and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the committee reviews each such director’s overall service to the Company during said director’s terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable NASDAQ Listing Standards. In the case of new director candidates, the questions of independence and financial expertise are important to determine which roles can be performed by the candidate, and the committee preliminarily determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the applicable NASDAQ Listing Standards, and the level of the candidate’s financial expertise. Candidates are first screened by the committee, and if approved by the committee, then they are screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.  The Governance and Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year’s annual meeting), the notice must be received by the Company within a reasonable period prior to the time the Company begins to print and send its proxy materials for the applicable annual meeting. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the number of shares of our common stock which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder and (ii) the number of shares of our common stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the applicable annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee is not eligible for election as a director of the Company. The committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Corporate Compliance Committee

The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of four independent directors. The current members of the committee are Messrs. Johnston (Chairman) and Brookner, Pullins, and Dr. Harris, all of whom are “independent,” as defined in the applicable NASDAQ listing standards. Mr. Brookner was added to this committee on May 19, 2009. The committee has general oversight of our

Company’s compliance with the legal and regulatory requirements regarding healthcare operations. The Chairman of the committee is provided with information regarding calls received on the Company’s compliance hotline and reports findings to the committee. The committee relies on the expertise and knowledge of management, especially our Compliance Officer (“CO”), who regularly communicates with the Chairman of the Committee, and other compliance, management, operations and/or legal personnel. The committee meets at least two times a year and as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

Compensation Committee

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard and Trier all of whom are “independent”, as defined in the applicable NASDAQ Listing Standards. As more fully described in the Compensation Committee Charter, which can be found on our website at www.usph.com, the committee is responsible for, among other things:

•	establishing goals and objectives relevant to incentive compensation awards (annual and long-term) for the Chief Executive Officer and other senior executive officers of the Company;

•	evaluating the Chief Executive Officer’s and other senior executive officers’ performance and the overall corporate performance in light of these goals and objectives and approve any incentive compensation for such executives;

•	determining any periodic adjustments to be made in the Chief Executive Officer’s and other senior executive officers’ base salary level based on the committee’s evaluation thereof;

•	for officers and key employees of the Company other than the senior executives, reviewing the proposed salary levels and annual adjustments thereto and the incentive compensation plans formulated by senior management and the annual bonus payments to be made thereunder, and providing input and advice to senior management with respect to these compensation decisions;

•	approving all executive perquisites and any special benefit plans to be made available to senior executive officers;

•	advising on compensation of non-employee members of the Board;

•	administering the Company’s equity compensation plans and approving grants to executive officers, employees, directors, and consultants under such plans;

•	reviewing the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission and recommending to the Board of Directors whether such Compensation Discussion and Analysis should be included in the annual proxy statement; and

•	annually reviewing the committee’s performance of its responsibilities and duties and reviewing and reassessing the adequacy of the Compensation Committee Charter and recommending to the Board of Directors any necessary revisions/improvements to the Charter that the committee considers appropriate.

The committee may delegate its responsibilities to subcommittees of one or more directors. The committee meets at least two times a year to carry out its responsibilities. Messrs. Reading, McAfee and McDowell are not permitted to be present during any deliberations or voting with respect to his or her compensation. The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee currently consists of Messrs. Johnston (Chairman), Brookner, Harris, Pullins and Trier. Mr. Brookner was added to the committee on May 19, 2009. Our Board of Directors has determined that Messrs. Brookner, Pullins and Trier are “audit committee financial experts” under the rules of the SEC. As more fully described in the Audit Committee Charter, which can be found on our website, www.usph.com, the committee is responsible for, among other things:

•	overseeing our financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•	pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

•	reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.

The Audit Committee Charter requires that the committee consist of at least three independent members of our Board and that the committee meet at least four times per year on a quarterly basis. Each member of the Audit Committee is “independent”, as defined in the applicable NASDAQ Listing Standards and the rules of the SEC.

Codes of Conduct and Procedures Regarding Related Party Transactions

Codes of Conduct

Our Board has approved and we have adopted a Code of Business Conduct and Ethics for our officers and all employees, and an additional Code of Business Conduct and Ethics which is applicable to our directors. The Codes are available on our website at www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers to the Codes, as such waivers may apply to our directors and officers. Any waivers of these Codes for directors, officers and employees will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code applicable to directors requires each director to disclose to the Board any interest he or she may have in a potential transaction, arrangement or agreement to which the Company is or will be a party, and refrain from participating directly or indirectly in the transaction unless the Board approves such participation with all interested directors abstaining from the consideration and deliberation of, and any votes concerning, such matter.

Our Board has further approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer, Chief Financial Officer and senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This Code is available on our website at www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers from and amendments to this Code. Neither the Board, nor a committee of its independent members received any requests for waivers or amendments to the Code, and none were granted. Any waivers from and amendments to the Code will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code requires the officers to disclose directly to the Audit Committee any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. The Audit Committee did not consider any insider or affiliated party transaction in 2009.

Communications with the Board of Directors and Attendance at Annual Meeting

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Chris Corrigan, our Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2009 annual meeting, all directors were in attendance.

Compensation of Directors

For 2009, each of our non-employee directors received $7,500 per quarter (“Retainer Fee”) for serving as a member of our Board of Directors and, beginning in February 2010, are paid $1,000 for each Audit and Compensation Committee meeting and $500 for each Governance & Nominating and Compliance Committee meeting attended in person or telephonically (hereinafter referred to as ‘‘Meeting Fees”). Each of the Chairman of the Audit Committee and Compliance Committee is paid a $5,000 annual fee and the Chairman of the Board is paid a $20,000 annual chairman fee (hereinafter all referred to as ‘‘Chairman Fees”). Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees are not compensated separately for serving on our Board. In addition, in May 2009, each of the non-employee directors received a grant of 3,000 shares of restricted stock vesting quarterly through March 2010.

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors who are not Named Executive Officers during the fiscal year ended December 31, 2009.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total

Daniel C. Arnold	$52,000	$39,150	$—	$—	$—	$—	$91,150
Mark J. Brookner	$31,500	$39,150	$—	$—	$—	$—	$70,650
Bruce D. Broussard	$32,000	$39,150	$—	$—	$—	$—	$71,150
Dr. Bernard A. Harris, Jr	$35,000	$39,150	$—	$—	$—	$—	$74,150
Marlin W. Johnston	$40,000	$39,150	$—	$—	$—	$—	$79,150
J. Livingston Kosberg	$30,000	$39,150	$—	$—	$—	$—	$69,150
Jerald L. Pullins	$34,500	$39,150	$—	$—	$—	$—	$73,650
Reginald E. Swanson(3)	$—	$—	$—	$—	$—	$169,231	$169,231
Clayton K. Trier	$35,500	$39,150	$—	$—	$—	$—	$74,650

(1)	Includes Retainer Fees, Chairman Fees and Meeting Fees.

(2)	Stock awards were granted as restricted stock under the terms of the Amended and Restated 1999 Stock Option Plan. For each individual, restrictions lapsed as to 750 shares on June 30, 2009, 750 shares on September 30, 2009, 750 shares on December 31, 2009 and 750 shares on March 31, 2010. Amounts shown are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 which amounted to $13.05 per share. See our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of restricted stock grants — Footnote 9 — Equity Based Plans. The non-employee directors have the following outstanding stock options as December 31, 2009. All stock options are fully vested and exercisable.

Name

Daniel C. Arnold	40,000
Mark J. Brookner	25,000
Bruce D. Broussard	40,002
Dr. Bernard A. Harris, Jr	30,000
Marlin W. Johnston	37,500
J. Livingston Kosberg	30,000
Jerald L. Pullins	57,500
Clayton K. Trier	32,500

(3)	Other compensation represents salary received by Mr. Swanson in his role as Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. During 2009, Mr. Swanson did not receive any additional compensation for being a director.

STOCK OWNERSHIP

Stock Owned by Directors, Nominees and Executive Officers

The following table shows the number and percentage of shares of our common stock beneficially owned by our directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group as of March 31, 2010. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

	Number of			Percent of
	Shares		Right to	Common
Name of Beneficial Owner	Owned(1)		Acquire(2)	Stock

Directors:
Daniel C. Arnold	133,002		40,000	1.1%
Chairman of the Board
Christopher J. Reading	285,000	(3)	250,000	2.4%
President, Chief Executive Officer and Director
Lawrance W. McAfee	260,000	(4)	225,000	2.2%
Executive Vice President, Chief Financial Officer and Director
Jerald L. Pullins	71,000		57,500	*
Vice Chairman of the Board
Mark J. Brookner	101,500	(5)	25,000	*
Bruce D. Broussard	56,002		40,002	*
Dr. Bernard A. Harris, Jr	31,800		30,000	*
Marlin W. Johnston	61,000		37,500	*
J. Livingston Kosberg	225,210	(6)	30,000	1.9%
Reginald E. Swanson	144,442	(7)	—	1.2%
Clayton K. Trier	42,500		32,500	*
Non-Director Executive Officers:
Glenn D. McDowell	74,000	(4)	49,000	*
Chief Operating Officer

All directors and executive officers as a group (12 persons)	1,485,456		816,502	12.2%

*	Less than 1%.

(1)	Includes shares of our common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2010. None of the shares are pledged.

(2)	Number of shares of our common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2010.

(3)	Includes 17,500 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 2,500 shares vesting quarterly with the next vesting date of June 30, 2010 and continuing through December 31, 2011.

(4)	Includes 14,585 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 2,083 shares vesting quarterly with the next vesting date of June 30, 2010 and continuing through September 30, 2011 with the final 2,087 shares vesting on December 31, 2011.

(5)	Includes 33,500 shares of our common stock owned directly by Mr. Brookner and 43,000 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(6)	Includes 174,000 shares of our common stock held by the Livingston Kosberg Trust of which Mr. Kosberg is the trustee and income beneficiary. Also includes 21,700 shares of our common stock held directly by Mr. Kosberg, 15,000 shares of our common stock held in a trust of which Mr. Kosberg is the trustee and 3,510 shares of our common stock held by Mr. Kosberg’s spouse for which Mr. Kosberg disclaims beneficial ownership.

(7)	Includes 141,442 shares of our common stock held by the Regg E. Swanson Revocable Trust of which Mr. Swanson is the trustee and beneficiary. Also includes 3,000 shares of our common stock held directly by Mr. Swanson.

Stock Owned by Certain Beneficial Holders

The table below shows the ownership of our shares of common stock by persons known to us to beneficially own more than 5% of our common stock. The information is based on the most recent statements filed with the SEC on Schedule 13G, submitted to us by those persons.

	Amount and		Percent of
	Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Royce & Associates, LLC	1,564,475	(1)	13.5%
745 Fifth Avenue New York, NY 10151
Bank of America Corporation	810,358	(2)	7.0%
100 North Tryon Street, Floor 25 Charlotte, NC 28255
BlackRock, Inc.	707,637	(3)	6.1%
40 East 52nd Street New York, NY 10022
Renaissance Technologies LLC	648,674	(4)	5.6%
600 University Street, Suite 2500 Seattle, WA 98101

(1)	Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed on January 26, 2010. Various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the issuer. The interest of one account, Royce Pennsylvania Mutual Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 905,675 shares or 7.8% of the total shares outstanding.

(2)	Based on a Schedule 13G/A filed on February 3, 2010 by Bank of America Corporation, Bank of America, NA, Columbia Management Advisors, LLC, Banc of America Investment Advisors, Inc. and IQ Investment

Advisors LLC, Bank of America Corporation has shared power to vote or direct the vote of 631,581 shares and shared power to dispose or direct the disposition of 810,358 shares. Bank of America, NA has shared power to vote or direct the vote of 629,881 shares and shared power to dispose or to direct the disposition of 808,658 shares. Columbia Management Advisors, LLC has sole power to vote or direct the vote of 616,873 shares, sole power to dispose or to direct the disposition of 804,370 shares and shared power to dispose or to direct the disposition of 4,288 shares. Banc of America Investment Advisors, Inc. has shared power to vote or direct the vote of 13,008 shares. IQ Investment Advisors LLC has shared power to vote or direct the vote of 1,700 shares and shared power to dispose or to direct the disposition of 1,700 shares.

(3)	BlackRock, Inc. has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G filed on January 29, 2010. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the issuer. No one person’s interest in the common stock of the issuer is more than five percent of the total outstanding common shares.

(4)	Pursant to a Schedule 13G filed on February 12, 2010, Renaissance Technologies LLC and James H. Simons has sole voting power over 640,900 of the shares, sole dispositive power over 645,990 of the shares and shares dispositive power over 2,684 of the shares. The Schedule 13G was filed by Renaissance Technologies LLC and James H. Simons because of Mr. Simons’ position as a control person of Renaissance Technologies LLC.

EXECUTIVE OFFICERS

The current executive officers of the Company are as follows (“Named Executives”):

Name	Position

Christopher J. Reading	President and Chief Executive Officer
Lawrance W. McAfee	Executive Vice President and Chief Financial Officer
Glenn D. McDowell	Chief Operating Officer

For information concerning Messrs. Reading and McAfee see “Election of Directors” above.

Glenn D. McDowell, 53, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell served as our Vice President of Operations overseeing the west region since joining us in October 2003 until January 2005. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth Corporation was Vice President of Operations — West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the committee includes establishing and overseeing compensation and benefit programs for our executive officers including the Chief Executive Officer (“CEO”) and the other Named Executives. The committee also evaluates the performance of the CEO and reviews the performance of our other executive officers every year. Based upon these performance evaluations, the committee establishes compensation for the CEO and other executive officers, and executive management consults with the committee with respect to compensation levels and plans for key employees. Elements of our executive compensation program include: base salary; annual cash incentive compensation; long-term equity incentive awards; post-employment benefits; and benefits and perquisites.

In establishing and overseeing the program, the committee’s goal is to ensure that we can attract and retain superior management talent critical to our long-term success. To ensure that executive compensation is aligned with the performance of the Company and the interests of its stockholders, a significant portion of compensation available to executives is linked directly with financial results and other factors that influence stockholder value.

Compensation Support

Our management, our Human Resources department and our outside consultants, from time to time, support the committee in discharging its duties. In performing duties relating to the development and administration of our executive compensation program, our Human Resources department and the committee periodically review matters that relate to the competitive position, value and design of our short-term and long-term incentive compensation plans, performance goals and rewards available at various levels of performance.

Under its charter, the committee also may retain, at the Company’s expense, compensation consultants to provide independent advice and counsel directly to the committee. In 2009, the Compensation Committee did not use any compensation consulting services.

Peer Group and Compensation Targets

During 2006, with the assistance of an external consulting firm, the committee selected a compensation peer group consisting of a number of publicly traded companies (the “Peer Group”). The committee reviewed the Peer Group compensation data to ensure competitiveness of the executive compensation program.

Compensation Philosophy and Objectives

Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officer’s compensation through the grant of stock options or restricted shares that vest over a number of years. We believe that grants of equity-based incentives to executives and key employees help to align the interests of these persons with the interests of our stockholders.

The committee’s policy is to compensate and reward executive officers and other key employees based on the combination of some or all of the following factors, depending on the person’s responsibilities: corporate performance, business unit performance and individual performance. The committee evaluates corporate performance and business unit performance by reviewing the extent to which the Company has accomplished strategic business objectives, such as improved profitability, cash flow and management of working capital. The committee evaluates individual performance by comparing actual accomplishments to the objectives established for the individual under the Company’s management development program. The committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period and determines long-term incentive awards based on LTIP (as defined below) criteria.

The committee believes that compensation to executive officers should be aligned closely with the Company’s performance on both a short-term and long-term basis. As a result, a significant portion of compensation to each executive officer is “at risk” and tied directly to the attainment of financial performance goals. The executive compensation program is also designed to incentivize continuous improvements in financial performance by providing enhanced compensation as results improve. While a significant portion of compensation to the Company’s executive officers is performance-based, the committee also believes it prudent to provide competitive base salaries and benefits in order to attract and retain the management talent necessary to achieve our long-term strategic objectives. The committee also takes into account the compensation practices of comparable companies to ensure that the Company is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

Base Salaries

Other than the base salary of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer which were initially set by an employment agreement (see “Employment and Consulting Agreements” below), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the committee based on, among other things, individual performance and responsibilities, inflation and competitive market conditions.

Annual Cash Incentive Compensation

Based on individual and Company performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our Company and our specific operating goals.

Incentive compensation programs are designed to focus employees’ attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management, generally payable on an annual basis and reviewed by the committee prior to payment. The committee formulates and determines incentive awards for Named Executives. See Summary Compensation Table below.

For the 2009 fiscal year, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the “Participants”) were eligible to earn up to 50% of their respective base salaries dependent upon the Company achieving diluted earnings per share in the range of $0.83 to $0.96. Based on actual reported diluted earnings per share of $1.00 for 2009, which represented an improvement over 2008 of 20.5%, the Participants were entitled to 100% of the 50% tied to the objective criteria. The remaining portion of the Participants’ cash bonus award was based upon a subjective determination of the committee. The committee utilizes certain performance criteria as listed above but generally does not consider it practicable to, nor does it generally attempt to, quantify, rank or otherwise assign relative weights to the specific performance criteria it considers in reaching its decision. In considering these performance criteria, the individual members of the committee may have given different weights to different performance criteria. The performance criteria are not intended to be rigid or formulaic but rather serve as a framework under which the committee reviews the total compensation and performance of the Participants to determine what incentive amount is appropriate for any specific year. For 2009, Messrs. Reading, McAfee and McDowell received $191,250, $183,600 and $115,000, respectively, for their subjective portion.

Long-term Equity Incentive Awards

Our Amended and Restated 2003 Stock Incentive Plan and Amended and Restated 1999 Employee Stock Option Plan (“1999 Plan”) are intended to align employee and outside director interests with stockholders’ interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends.

Equity grants are made at the discretion of the committee, which administers the Company’s equity compensation plans. Previously, the committee made such grants in the form of stock options, but has favored using restricted stock grants over the past three years, which is a growing trend among publicly-traded companies in the United States. The objective of such long-term equity-based awards, which generally vest over three to five years, is primarily to incentivize management and key employees for future performance rather than to reward specific past performance. Individual grant sizes, which tend to be less for restricted shares than would otherwise be granted for stock options are primarily determined based on the employee’s duties and level of responsibility and his or her ability to exert significant influence and make meaningful contributions to the overall future success of the Company and, to a lesser degree, organizational and individual performance. At the discretion of the committee, and based on the recommendation of management, equity grants may also be used as an incentive for candidates recruited to fill key positions and for existing employees who receive significant promotions with increased responsibilities.

During 2009, the committee granted a total of 73,000 restricted shares of common stock to 23 employees. In May 2009, 24,000 restricted shares of common stock were granted to eight non-employee directors. During 2009, there were no grants of equity-based awards to Named Executives. There were no stock options granted in 2009.

Post-Employment Benefits

We have entered into employment and termination agreements with our Named Executives which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Executive Compensation — Post Termination/Change-in-Control Benefits” below.

Benefits and Perquisites

Defined Contribution Plan.  The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for grantees and are distributed upon the retirement, disability, death or other termination of employment of the grantee. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions to the 401(k) Plan during 2009.

Life Insurance.  The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee’s annual salary, up to $200,000.

Health and Welfare Benefits.  All executive officers, including the Named Executives, are eligible for welfare benefits from the Company including: medical, dental, vision, life insurance, short-term disability and long-term disability. Named Executives participate in these plans on the same basis and subject to the same costs, terms and conditions as other salaried employees at their assigned work location.

Employment and Consulting Agreements

In October 2004, each of Messrs. Reading and McAfee entered into new employment agreements effective as of November 1, 2004 that superseded their employment agreements that were effective in September 2003. These employment agreements had three-year terms with automatic one-year renewals if not terminated on at least 12 months notice. Both Messrs. Reading and McAfee are entitled to a special benefit payment equal to $500,000 (payable in equal amounts over the remaining term of the agreement) as defined by their respective employment agreements in the event of a change in control and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change in control, or Mr. McAfee does not continue as the Executive Vice President and Chief Financial Officer of the Company after the change in control. In addition, if either executive is terminated without cause or resigns for good reason (as defined under their respective agreement), he is entitled to his base salary through the remaining term of the contract, an amount equal to his last year’s bonus or the average over the last three years, whichever is greater, and accrued but unpaid vacation. The employment agreements also provide for certain non-competition and non-solicitation covenants that extend up to two years after termination of employment. These agreements were amended and restated in May 2007 and December 2008 to change the expiration dates to December 31, 2009 and December 31, 2011, respectively. In February 2010, these agreements were further amended to provide for automatic one-year renewals if not terminated on at least 12 months notice. No other material changes were made to the agreements. Effective January 4, 2010, the annual base salaries under the agreements were increased to $393,000 for Mr. Reading and $370,000 for Mr. McAfee.

On May 24, 2007, Glenn D. McDowell entered into a new employment agreement (the “McDowell Employment Agreement”) which was subsequently amended on December 2, 2008, to change the expiration date from December 31, 2009 to December 31, 2011. In February 2010, the agreement was further amended to provide for automatic one-year renewals if not terminated on at least 12 months notice. Effective January 4, 2010, Mr. McDowell’s annual base salary was increased to $255,000 per year. If a “change in control” (as defined in the McDowell Employment Agreement) occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit payment of $283,333 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. McDowell is terminated by the Company without “cause” or by Mr. McDowell for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination.

Messrs. Reading, McAfee and McDowell are eligible to receive annual cash bonuses and are entitled to participate in any employee benefit plans adopted by us.

Messrs. Reading, McAfee and McDowell’s employment agreements may each be terminated by the Company prior to the expiration of their term in the event their respective employment is terminated for “cause” (as defined in each such agreement). See discussion below entitled “Post Termination/Change-in-Control Benefits” regarding Change in Control provisions.

We do not have any executive retention and severance arrangements or change in control agreements with our Named Executives other than those described above.

Long-Term Incentive Plan 2007 -09

On June 20, 2007, the Compensation Committee approved and adopted the USPH Executive Long-Term Incentive Plan 2007-09 (“LTIP”) under which cash-based awards could be earned by the Company’s executive management including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, upon satisfaction of certain performance criteria established by the Compensation Committee. The LTIP is included as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 20, 2007. The discussions set forth below are qualified in their entirety by reference to such Exhibit 10.1.

Incentive and Reward for Stockholder Return Based upon Stock Price Appreciation — No cash award was accrued or paid to the Company’s executive management related to this portion during 2007, 2008 and 2009.

Incentive and Reward for Growth in Diluted Earnings per Share — No amounts were accrued or paid under the LTIP relating to the years ended 2007 and 2008. For 2009, Messrs. Reading, McAfee and McDowell earned $737,000, $708,000 and $375,000, respectively and such amounts were accrued as a charge against the 2009 earnings and were paid in cash in March 2010. For 2009, the diluted earnings per share of the Company from continuing operations was $1.00 which was 42.8% higher than the 2006 baseline of $0.70. Pursuant to the LTIP, if the growth in diluted earnings per share of the Company during the 3-year period of the LTIP is 42% or greater, all the Performance Awards and Deferred Performance Awards available during such 3-year period shall be considered to have been earned.

Incentive Plans

On February 25, 2010, the Compensation Committee approved and adopted, subject to legal and tax review, the following incentive plans for the Company’s executive management — Mr. Reading, Chief Executive Officer (“CEO”), Mr. McAfee, Chief Financial Officer (“CFO”), and Mr. McDowell, Chief Operating Officer (“COO”) (hereinafter as a group referred to as “Executives”). The following plans are effective March 30, 2010 (“Effective Date”).

•	Objective Long-Term Incentive Plan

•	Discretionary Long-Term Incentive Plan

•	Objective Cash Bonus Plan

•	Discretionary Cash Bonus Plan

The above plans are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to the Company’s current report on Form 8-K filed with the SEC on March 29, 2010. The discussions set forth below are qualified in their entirety by reference to such exhibits.

Objective Long-Term Incentive Plan (“Objective LTIP”). Under the Objective LTIP, Executives have an opportunity to receive restricted stock awards (“RSA”s) under the 1999 Plan, to be granted by the Compensation Committee in the first quarter of 2011 if the performance goals set forth below are achieved in 2010. The following number of RSAs may be granted under this Objective LTIP based upon the achievement of the performance goals relating to diluted earnings per share as follows: CEO = up to 15,000 shares; CFO = up to 10,000 shares; and COO = up to 10,000 shares.

The performance goals relating to earnings per share are detailed below:

Objective
Amount of
Maximum Shares
That May
Performance Goals 2010 EPS	Be Awarded

$1.14	40%
$1.15	46%
$1.16	52%
$1.17	58%
$1.18	64%
$1.19	70%
$1.20	76%
$1.21	82%
$1.22	88%
$1.23	94%
$1.24	100%

Any RSAs earned under the Objective LTIP will be granted no later than March 15, 2011. The Executive must be employed by the Company or its affiliates from the Effective Date through the actual date of the grant of RSAs to receive a RSA. The Compensation Committee shall certify in writing that the performance goals have been obtained in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), and any RSAs to be granted hereunder shall be made no later than March 15, 2011. All RSAs shall be granted in writing and subject to the terms of the 1999 Plan and the terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion. RSAs that are granted under this Objective LTIP will vest evenly over 16 quarters, beginning March 31, 2011 and ending December 31, 2014. To vest, the Executive must be a full-time employee/officer of the Company at the vesting date. In the event of a Change in Control (as defined in Executive’s employment agreements) occurring after the actual grant date while the Executive is a full-time employee/officer of the Company, any unvested RSAs will be fully vested at or contemporaneous and in conjunction with such Change in Control.

The Compensation Committee has established this Objective LTIP under the 1999 Plan, and the RSAs, if any, granted hereunder are intended to meet the performance-based exception under Section 162(m) of the Code. The Compensation Committee has authority to administer the Objective LTIP, grant awards and decide all questions of interpretation; provided, however, that the Compensation Committee shall have no discretion to increase the maximum award amounts that are payable as provided in the Objective LTIP and/or otherwise increase or modify an award which would disqualify the award for the performance-based exception under Section 162(m) of the Code. There will be no acceleration of the grant of an award due to the Executive’s termination for cause or without good reason or Executive’s voluntary retirement that would violate Section 162(m) of the Code as provided under Revenue Ruling 2008-13. The Compensation Committee’s determinations and interpretations under the Objective LTIP shall be final and binding on all persons.

Discretionary Long-Term Incentive Plan (“Discretionary LTIP”). The Committee may, in its judgment and at its sole discretion, award RSAs under the 1999 Plan, based on its evaluation of an Executive’s performance and the collective corporate performance for 2010. Factors to be considered may include, but shall not be limited to (i) general operational management relative to the external environment, (ii) accretive acquisitions, share repurchases, etc. (“effective deployment of capital”), (iii) management development, (iv) same store growth, (v) initiatives to enhance/improve the overall quality of patient care, (vi) clinic productivity improvements, (vii) clinic development, including number and quality of new partners, (viii) sales and marketing, (ix) regulatory compliance, (x) maintaining adequate internal controls, (xi) investor relations, (xii) cash flow, including management of accounts receivables and (xiii) stock price performance. More weight may be given to strategies implemented and management decisions made during 2010 that enhance (or are likely to enhance) the long-term value of the Company. The following shall be the maximum amount of shares that may be awarded under the Discretionary LTIP to each specified participant: CEO = up to 15,000 shares; CFO = up to 10,000 shares; and COO = up to 10,000 shares.

The Discretionary LTIP is administered by the Compensation Committee. The Compensation Committee has the exclusive authority to interpret and construe the terms of the Discretionary LTIP and make all determinations under the plan, and its decisions shall be final and binding in all persons.

Any RSAs granted under this Discretionary LTIP shall be granted under the 1999 Plan in the first quarter of 2011 after the Compensation Committee determines the amount of the RSAs, if any, to be awarded to each participant, but in all events on or before March 15, 2011. In addition, RSAs shall be granted only if the participant remains employed by the Company (or its affiliates) continuously from March 30, 2010 through the actual date of the grant of the RSA. All RSAs shall be granted in writing and subject to the terms of the 1999 Plan and the terms and conditions (including without limitation, restrictions in transfer and substantial risk of forfeiture) as determined by the Compensation Committee in its sole discretion. RSAs that are granted under this Plan will vest evenly over 16 quarters, beginning March 31, 2011 and ending December 31, 2014. To vest, the Executive must be a full-time employee/officer of the Company at the vesting date. In the event of a Change in Control (as defined in Executive’s employment agreements) occurring after the actual grant date while the Executive is a full-time employee/officer of the Company, any unvested RSAs will be fully vested at or contemporaneous and in conjunction with such Change in Control.

The Compensation Committee in its discretion has determined that this program is not intended to meet the performance based exemption under Section 162(m) of the Code. Any awards actually granted under this program shall be subject to Section 83(b) of the Code.

Objective Cash Bonus Plan.  Under the Objective Cash Bonus Plan, Executives have an opportunity to receive a cash bonus of up to 50% of the Executive’s annual base salary for 2010 (“Base”) based on 2010 earnings per share growth as detailed below.

Base EPS	2010 EPS	% Change	Bonus %

$1.10	$1.10	0.00%	0%
	$1.11	0.91%	0%
	$1.12	1.82%	0%
	$1.13	2.70%	0%
	$1.14	3.60%	40%
	$1.15	4.50%	46%
	$1.16	5.40%	52%
	$1.17	6.40%	58%
	$1.18	7.30%	64%
	$1.19	8.20%	70%
	$1.20	9.10%	76%
	$1.21	10.00%	82%
	$1.22	10.90%	88%
	$1.23	11.80%	94%
	$1.24	12.70%	100%

Any bonuses earned under the Objective Cash Bonus Plan will be awarded by the Compensation Committee in the first quarter of 2011 and will be paid no later than March 15, 2011. Before any cash bonus is paid, the Committee shall certify in writing that the performance goals have been obtained in accordance with Section 162(m) of the Code. The Executive must be continuously employed by the Company or its affiliates through December 31, 2010 to receive the cash bonus.

Awards, if any, granted under the Objective Cash Bonus Plan are intended to meet the performance-based exception under Section 162(m) of the Code. The Compensation Committee has authority to administer the Objective Cash Bonus Plan, grant awards and decide all questions of interpretation; provided, however, that the Compensation Committee shall have no discretion to increase the maximum award amounts that are payable as provided below and/or otherwise increase or modify an award which would disqualify the award for the performance-based exception under Section 162(m) of the Code. The Compensation Committee’s determinations and interpretations under the Objective Cash Bonus Plan shall be final and binding on all persons.

Discretionary Cash Bonus Plan.  Each Executive has the potential to be awarded a cash bonus of up to 50% of his Base. This Discretionary Cash Bonus Plan shall be administered by the Compensation Committee and the committee shall have the sole authority to grant awards and establish the amounts payable under the plan, make all determinations and interpret and construe all of the terms of the plan. The amount, if any, of the Discretionary Cash Bonus payable under the plan shall be determined by the Compensation Committee in its sole discretion based upon the following subjective criteria: (i) general operational management relative to the external environment, (ii) accretive acquisitions, share repurchases, etc. (“effective deployment of capital”), (iii) management development, (iv) same store growth, (v) initiatives to enhance/improve the overall quality of patient care, (vi) clinic productivity improvements, (vii) clinic development, including number and quality of new partners, (viii) sales and marketing, (ix) regulatory compliance, (x) maintaining adequate internal controls, (xi) investor relations, (xii) cash flow, including management of accounts receivables and (xiii) stock price performance. All decisions of the Compensation Committee shall be final and binding on all persons.

Any cash bonuses awarded by the Compensation Committee under this Discretionary Cash Bonus Plan shall be paid no later than March 15, 2011 in a lump sum amount. Any bonus earned shall be payable only if the Executive remains continuously employed through the date of the determination of the amount payable in the first quarter of 2011 by the Compensation Committee.

The Compensation Committee in its discretion has determined that this program is not intended to meet the performance based exemption under Section 162(m) of the Code. Any awards actually granted under this program shall be subject to Section 83(b) of the Code.

Compensation of Named Executive Officers

Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. Under his employment agreement with us (see “Employment and Consulting Agreements” above), Mr. Reading’s annual base salary was increased by the Compensation Committee to $341,250 effective February 27, 2006, to $355,000 effective January 7, 2007, to $375,000 effective January 7, 2008, to $382,500 effective January 4, 2009 and to $393,000 effective January 4, 2010. Mr. Reading received a bonus of $75,000 for 2006, which was paid in March 2007, a bonus of $177,500 for 2007 which was paid in March 2008 and a bonus of 279,750 for 2008 which was paid in March 2009. For 2009, Mr. Reading received a bonus of $382,500 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. Reading participated in the LTIP under which he was eligible for cash awards based on Company performance during 2007 through 2009, as previously described. During 2009, Mr. Reading earned $737,000 in accordance with the LTIP which was paid in March 2010. In addition to cash compensation, under our 2003 Stock Incentive Plan, during 2008, Mr. Reading was granted 30,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,500 shares which began on March 31, 2009 and continuing through December 31, 2011. Although Mr. Reading participated in our 401(k) Plan in 2009, we did not make any matching contributions to the plan during the year. No stock options were granted to Mr. Reading in 2009, 2008 and 2007. For 2009, approximately $500,000 of Mr. Reading’s total compensation was not tax deductible by the Company based on Section 162 (m) of the Code.

Mr. McAfee joined our Company in September 2003 as Chief Financial Officer and, effective November 1, 2004, was promoted to Executive Vice President. Under his employment agreement with us (see “Employment and Consulting Agreements” above), Mr. McAfee’s annual base salary was increased by the Compensation Committee to $341,250 effective February 27, 2006, to $345,000 effective January 7, 2007, to $360,000 effective January 7, 2008, to $367,200 effective January 4, 2009 and to $370,000 effective January 4, 2010. Mr. McAfee received a bonus of $75,000 for 2006, which was paid in March 2007, a bonus of $172,500 for 2007 which was paid in March 2008 and a bonus of $268,560 for 2008 which was paid in March 2009. For 2009, Mr. McAfee received a bonus of $367,200 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. McAfee participated in the LTIP under which he was eligible for cash awards based on Company performance through 2009, as previously described. During 2009, Mr. McAfee earned $708,000 in accordance with the LTIP which was paid in March 2010. In addition to cash compensation, under our 2003 Stock Incentive Plan, during 2008, Mr. McAfee was granted 25,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,083 shares which began on March 31, 2009 and continuing through December 31, 2011 in which the restrictions on the remaining 2,087 shares will lapse. Although Mr. McAfee participated in our 401(k) Plan in 2009, we did not make any matching contributions to the plan during the year. No stock options were granted to Mr. McAfee in 2009, 2008 and 2007.

Mr. McDowell joined our Company in October 2003 as Vice President of Operations overseeing the west region and, effective January 24, 2005, was promoted to Chief Operating Officer. Under his employment agreement, entered into on May 24, 2007 with an annual base salary of $195,000 (see “Employment and Consulting Agreements” above), Mr. McDowell’s annual base salary was increased by the Compensation Committee to $215,000 effective January 7, 2008, to $230,000 effective January 4, 2009 and to $255,000 effective January 4, 2010. Mr. McDowell received a bonus of $35,000 for 2006, which was paid in March 2007, a bonus of $100,000 for 2007 which was paid in March 2008 and a bonus of $160,390 for 2008 which was paid in March 2009. For 2009, Mr. McDowell received a bonus of $230,000 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. McDowell participated in the LTIP under which he was eligible for cash awards based on Company performance through 2009, as previously described. During 2009, Mr. McDowell earned $375,000 in accordance with the LTIP which was paid in March 2010. In addition to cash compensation, under our 2003 Stock Incentive Plan, during 2008, Mr. McDowell was granted 25,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,083 shares which began on March 31, 2009 and continuing through December 31, 2011 in which the restrictions on the remaining 2,087 shares will lapse. Although Mr. McDowell participated in our 401(k) Plan in 2009, we did not make any matching contributions to the plan during the year. No stock options were granted to Mr. McDowell in 2009, 2008 and 2007.

During 2007 and 2008, Messrs. Reading, McAfee and McDowell received no compensation under the LTIP.

In determining the appropriate compensation for Messrs. Reading, McAfee and McDowell, the Compensation Committee evaluates our overall corporate performance under their leadership, as well as each individual contribution to key strategic, financial and development objectives. The committee utilizes a combination of quantitative measures and qualitative factors in reviewing the performance and compensation. In 2006, the committee used the services of a third party consulting firm to review the compensation packages of the Named Executives and to compare their present level of compensation to comparably-sized publicly traded companies and to other comparably-sized healthcare companies.

Compensation Deductibility Policy

Under Section 162(m) of the Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.”

In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Executive Compensation

Summary Compensation

The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2009, 2008 and 2007 to Messrs. Reading, McAfee and McDowell (“Named Executives”).

Summary Compensation Table
For the Fiscal Years Ended December 31, 2009, 2008 and 2007

							Change in
							Pension
							Value and
							Non-
						Non-Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards	Compensation(2)	Earnings	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher J. Reading	2009	382,212	—	—	—	1,119,500	—	810	1,502,522
Chief Executive Officer	2008	374,231	—	327,300	—	279,750	—	810	982,091
	2007	354,471	—	—	—	177,500	—	540	532,511
Lawrance W. McAfee	2009	366,923	—	—	—	1,075,200	—	1,242	1,443,365
Chief Financial Officer	2008	359,423	—	272,750	—	268,560	—	1,242	901,975
	2007	344,856	—	—	—	172,500	—	1,242	518,598
Glenn D. McDowell	2009	229,423	—	—	—	605,000	—	1,116	835,539
Chief Operating Officer	2008	214,249	—	272,750	—	160,390	—	1,028	648,417
	2007	195,310	—	—	—	100,000	—	938	296,248

1.	Stock awards were granted as restricted stock under the terms of the Amended and Restated 1999 Stock Option Plan as follows: Mr. Reading, 30,000 shares and Messrs. McAfee and Mr. McDowell, 25,000 shares each. Amounts shown are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 which amounted to $10.91 per share. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for a description of the valuations and a description of the equity plans — Footnote 9 — Equity Based Plans.

2.	For 2009, the amounts represent the annual incentive bonuses earned by Messrs. Reading, McAfee and McDowell in the amounts of $382,500, 367,200 and 230,000, respectively. Half of the annual incentive bonuses was paid in December 2009 and the remaining half in March 2010. For 2009, the amount also represent the portion payable under the LTIP for Messrs. Reading, McAfee and McDowell in the amounts of $737,000, $708,000 and $375,000, respectively. The amounts related to the LTIP were paid in March 2010. For fiscal years 2008 and 2007, the amounts shown represent annual incentive bonuses earned by the Named Executives which were paid in March 2009 and March 2008, respectively. See “Compensation Discussion and Analysis — Annual Cash Incentive Compensation” for further details.

3.	Represents the value of life insurance premiums for life insurance coverage provided to the Named Executives.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards during 2009 to the Named Executives:

		Estimated Possible Payouts
		Under Non-Equity
		Incentive Plan Awards(1):
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)

Christopher J. Reading	5/19/2009	$—	$382,500	$382,500
Lawrance W. McAfee	5/19/2009	$—	$367,200	$367,200
Glenn D. McDowell	5/19/2009	$—	$230,000	$230,000

1.	Possible payments under the Executive Officer Incentive Plan for 2009. See Summary Compensation Table for actual amounts earned for 2009 of which half were paid in December 2009 and half in March 2010.

There were no grants of equity based grants during 2009 to the Named Executives.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See “— Employment and Consulting Agreements” above and “Post-Termination/Change-in-Control Benefits” below for the material terms of our employment agreement with our Named Executives. See ‘‘— Compensation Discussion and Analysis” above for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table and Grants of Plan-Based Awards Table for narrative disclosure with respect to those tables.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable and stock awards that have not vested as of December 31, 2009 for each Named Executive.

Outstanding Equity Awards at Fiscal Year-End December 31, 2009

	Option Awards					Stock Awards
			Equity					Equity	Equity Incentive
			Incentive			Number	Market	Incentive	Plan Awards
			Plan Awards:			of Shares	Value of	Plan Awards:	Market or
	Number of	Number of	Number			or Units	Shares or	Number of	Payout Value of
	Securities	Securities	of Securities			of Stock	Units of	Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Underlying			That Have	Stock	Units or Other	Units or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Not	That Have	Rights That	Rights That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Not Vested	Have Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)(1)	(#)	($)

Christopher J. Reading	50,000	—	—	$14.32	11/18/2013	20,000 (2)	$338,600	—	$—
	50,000	—	—	$12.51	6/2/2014
	150,000	—	—	$13.54	10/5/2014
Lawrance W. McAfee	40,000	—	—	$14.32	11/18/2013	16,668 (3)	$282,189	—	$—
	35,000	—	—	$12.51	6/2/2014
	150,000	—	—	$13.54	10/5/2014
Glenn D. McDowell	4,000	—	—	$14.32	11/18/2013	16,668 (3)	$282,189	—	$—
	36,000	9,000 (4)	—	$13.97	2/23/2015

1.	Calculated based on the closing market price of our common stock on December 31, 2009 of $16.93 per share.

2.	The transfer restriction on these shares of restricted stock will lapse as follows: 2,500 shares on March 31, June 30, September 30 and December 31 of each year until December 31, 2011.

3.	The transfer restriction on these shares of restricted stock will lapse as follows: 2,083 shares March 31, June 30, September 30 and December 31 of each year with the final portion of 2,087 vesting on December 31, 2011.

4.	These options vested on February 23, 2010.

Option Exercises and Stock Vested Table

The following table shows stock awards vested during the year ended December 31, 2009 for each Named Executive.

	Stock Awards
	Number of
	Shares	Value
	Acquired	Realized on
Name	on Vesting (#)	Vesting

Christopher J. Reading	10,000	$141,075
Lawrance W. McAfee	8,332	$117,544
Glenn D. McDowell	8,332	$117,544

The value realized on vesting is computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. The closing price of the stock is used as the market value. No stock options were exercised by the Named Executives during the year ended December 31, 2009.

Post Termination/Change-in-Control Benefits

Messrs. Reading, McAfee and McDowell’s employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for “cause” (as defined in each agreement). If a “change in control” (as defined in each agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. Reading or Mr. McAfee is terminated by us without “cause” or by the executive for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination. If a “change in control” (as defined in the McDowell Employment Agreement) occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit of $283,333 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. McDowell is terminated by the Company without “cause” or by Mr. McDowell for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the McDowell Employment Agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination.

The amount of compensation payable to each Named Executive under the agreements is detailed in the tables below:

Christopher Reading Chief Executive Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$786,000	$786,000	$393,000
Annual Cash Incentive(3)	—	382,500	382,500	382,500
Change of Control Benefit(4)	—	—	—	500,000
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	338,600
Benefits and Perquisities
Health and Dental Coverage(6)	—	18,720	18,720	9,360

Total	$—	$1,187,220	$1,187,220	$1,623,460

Lawrance McAfee Chief Financial Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$740,000	$740,000	$370,000
Annual Cash Incentive(3)	—	367,200	367,200	367,200
Change of Control Benefit(4)	—	—	—	500,000
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	282,189
Benefits and Perquisities
Health and Dental Coverage(6)	—	18,720	18,720	9,360

Total	$—	$1,125,920	$1,125,920	$1,528,749

Glenn McDowell Chief Operating Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$510,000	$510,000	$255,000
Annual Cash Incentive(3)	—	230,000	230,000	230,000
Change of Control Benefit(4)	—	—	—	283,333
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	282,189
Benefits and Perquisities
Health and Dental Coverage(6)	—	18,720	18,720	9,360

Total	$—	$758,720	$758,720	$1,059,882

1.	For purposes of this analysis, we assumed the effective date of termination is December 31, 2009, the price per share of our common stock on the date of termination is $16.93 and that the executive’s base salary is as follows: Mr. Reading — $393,000; Mr. McAfee — $370,000; and Mr. McDowell — $255,000.

2.	Under “Without Cause” and “Executive Resigns for Good Reason”, severance is calculated as base salary over the remaining term of the employment agreement which expires December 31, 2011.

3.	Annual cash incentive is based on the greater of (i) the bonus paid or payable to the executive with respect to last fiscal year of the Company completed prior to termination or (ii) the average of the bonuses paid to the executive over the three fiscal years of the Company ending with the last fiscal year completed prior to the termination.

4.	Based on amounts stipulated in the respective employment agreements.

5.	Pursuant to the Restricted Stock Agreement for each executive, all restrictions and conditions on shares of restricted stock will be deemed satisfied and shares will be fully vested upon a “Change in Control”.

6.	Calculated for the remaining term of the agreement which expires on December 31, 2011. In the event of a “Change in Control”, the remaining term of the agreements is one year from such event.

COMPENSATION COMMITTEE REPORT

The Compensation Committee was composed of three independent directors during 2009. It acts under a written charter adopted by the Board. The primary function of the Compensation Committee is to recommend to the Board the compensation to be paid to our directors, determine the compensation for our executive officers and administer incentive stock plans. The committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth herein. Based on its review, the related discussions and such other matters deemed relevant and appropriate by the committee, the committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the 2010 Annual Meeting of Stockholders.

Respectfully submitted,

The Compensation Committee
Daniel C. Arnold, Chairman
Bruce D. Broussard
Clayton K. Trier

Consideration of Risk

Our Management’s approach to compensation practices and policies applicable to employees throughout our Company is consistent with that followed for Named Executives and, accordingly, we believe the practices and policies are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard and Trier. None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our Board of Directors or Compensation Committee during 2009.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2009:

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options	Outstanding	Excluding Securities
Plan Category	and Rights	Options and Rights	Reflected in 1st Column

Equity Compensation Plans Approved by Stockholders(1)	750,192	$14.29	264,589
Equity Compensation Plans Not Approved by Stockholders(2)	124,000	$13.94	—

Total	874,192	$14.24	264,589

1.	The 1992 Stock Option Plan, as amended (the “1992 Plan”), expired in 2002, and no new option grants can be awarded subsequent to this date. The Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”) permits us to grant stock-based compensation to employees, consultants and outside directors of the Company. The Amended and Restated 1999 Employee Stock Option Plan (the “Amended 1999 Plan”) permits us to grant stock-based compensation to employees and non-employee directors.

2.	Inducement options were granted to certain individuals in connection with their offers of employment or initial affiliation with us. Each inducement option was made pursuant to an option grant agreement.

For further descriptions of the 1992 Plan, Amended 1999 Plan and the inducement options, see “Equity Based Plans” in Note 9 of the Notes to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2009. See description of the Amended and Restated 2003 Stock Incentive Plan below.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. The Audit Committee did not consider any insider or affiliated party transaction in 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, we believe that during 2009 all other Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis, except that Dr. Harris was late in filing a Form 4 disclosing one transaction.

ITEM 2.	APPROVAL OF THE AMENDED 2003 PLAN

Description of Equity Based Plans

The Company has the following equity based plans:

The 1992 Stock Option Plan, as amended (the “1992 Plan”), permitted the Company to grant to key employees and outside directors of the Company incentive and nonstatutory options to purchase up to 3,495,000 shares of our common stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The 1992 Plan expired in 2002 and no new option grants can be awarded subsequent to this date under the 1992 Plan. There are presently options to purchase 15,002 shares of the Company’s common stock outstanding under the 1992 Plan.

The Amended and Restated 1999 Employee Stock Option Plan (the “Amended 1999 Plan”) permits the Company to grant to non-employee directors and employees of the Company up to 600,000 non-qualified options to purchase shares of common stock and restricted stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The exercise prices of options granted under the Amended 1999 Plan are determined by the Compensation Committee. The period within which each option will be exercisable is determined by the Compensation Committee. The Amended 1999 Plan was approved by the stockholders of the Company at the 2008 Stockholders Meeting on May 20, 2008.

During 2003, the Board of Directors granted inducement options covering 145,000 options to five individuals in connection with their offers of employment. As of December 31, 2009, 124,000 of the 145,000 options are outstanding. Inducement options may be exercised for a 10 year term from the date of the grant.

In addition to the above incentive stock plans, the Company has the 2003 Plan, which as amended and restated is described below.

The purposes of our incentive stock plans are to provide an incentive for eligible individuals to remain in the employ or service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to serve the Company and its affiliates.

The following table includes a cumulative summary of restricted stock issued and stock options outstanding, exercised, and exercisable as of December 31, 2009 (the 350,000 additional shares under the Amended 2003 Plan are included in this table):

						Shares
		Restricted	Outstanding	Stock Options	Stock Options	Available
Equity Plans	Authorized	Stock Issued	Stock Options	Exercised	Exercisable	for Grant

1992 Plan	3,495,000	—	15,002	2,781,010	15,002	—
1999 Plan	600,000	287,800	57,690	85,621	50,440	168,889
2003 Plan	1,250,000	21,000	677,500	105,800	668,500	445,700
Inducements	164,000	—	124,000	40,000	124,000	—

	5,509,000	308,800	874,192	3,012,431	857,942	614,589

Proposed Amendments to the 2003 Plan (Amended 2003 Plan)

The Company’s 2003 Stock Incentive Plan provides for awards of stock options and restricted stock and was approved by stockholders on May 25, 2004. The Amended 2003 Plan will amend and restate the 2003 Plan, if approved, to:

•	increase the number of shares authorized for issuance from 900,000 to 1,250,000;

•	extend the effective date of the 2003 Plan until March 26, 2020;

•	increase the maximum amount of a cash payout granted in a calendar year to any individual or employee to $1,000,000;

•	provide the business criteria for performance based compensation under Section 162 (m) of the Internal Revenue Code;

•	revise the definition of change of control to mean, among other things, a person acquiring 50% or more of the voting stock outstanding;

•	provide for adjustment to shares and awards on reorganization, recapitalization or change of control, and

•	provide for such other changes required or desirable by recent changes under applicable law and tax and accounting rules.

The proposed share increase and other changes will ensure that a sufficient reserve of common stock is available under the plan to be able to attract, retain and motivate the best available talent essential to our long term growth and success.

The plan is a new plan for purposes of the Internal Revenue Code governing incentive stock options. The plan is being submitted for your approval to enable us to grant incentive stock options under the plan and in order to ensure options or other incentive awards as determined by the Committee granted under the plan qualify for exemption from the limitation on deductibility of compensation under Section 162 (m) of the Code.

The grant of incentive awards under the Amended 2003 Plan to employees, including the Named Executives, consultants and non-employee directors is subject to the discretion of the Committee. As of the date of this Proxy Statement, there has been no determination by the Committee with respect to future awards under the Amended 2003 Plan. Accordingly, future awards to employees, including the Named Executives, consultants and non-employee directors are not determinable.

Description of the 2003 Stock Incentive Plan

The principal provisions of the 2003 Plan, as amended and restated (“Amended 2003 Plan”) are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Amended 2003 Plan. A copy of the 2003 Incentive Plan is included as Appendix A to this proxy statement.

Eligibility and Types of Awards.  The Amended 2003 Plan provides for the grant of options that are intended to qualify as Non-qualified Options as well as “incentive stock options” (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively “Options”), Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Shares, Restricted Stock, Other Stock-Based Awards and Other Performance-Based Awards (payable in stock or cash). The 2003 Incentive Plan is administered by the compensation committee, which is appointed by the Board of Directors. The compensation committee, with input from executive management, selects the employees, consultants and non-employee directors (“Participants”) of the Company and its affiliates to whom options are granted. The current members of the compensation committee are Messrs. Arnold (Chairman), Mr. Broussard and Mr. Trier.

Amendment and Termination.  The Board may amend, suspend or terminate the Amended 2003 Plan at any time; provided, however, any amendment of the Amended 2003 Plan which (a) except as provided in Section 1.2 or 12.10 of the Amended 2003 Plan, increases the maximum number of shares of stock which may be issued under the Amended 2003 Plan, (b) materially modifies the requirements as to eligibility for participation in the Amended 2003 Plan, or (c) materially increases benefits under the Amended 2003 Plan, shall be subject to Company stockholder approval. In addition, except as otherwise provided in the plan, no such amendment will be made without the consent of the holder of an Award to terminate such Award or adversely affect such person’s rights with respect to such Award.

Shares Subject to the Amended 2003 Plan.  The aggregate number of shares of Common Stock, $.01 par value per share, of the Company that may be issued under the Amended 2003 Plan for Awards that are granted wholly or partially or by reference to Common Stock (including Options and Incentive Options that may be exercised for or settled in Common Stock) shall not exceed 1,250,000; of this amount 1,250,000 shares of Common Stock reserved under this Amended 2003 Plan shall be available for any one of the types of Awards available under the Amended 2003 Plan including Non-Qualified Options, Incentive Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock or Other Stock or Performance-Based Awards. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Amended 2003 Plan shall be ratably adjusted by the compensation committee, whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Amended 2003 Plan is reduced or not issued for any reason whatsoever or in the event any Award granted under the Amended 2003 Plan can no longer under any circumstances be exercised or paid, including but not limited to, Awards that are terminated, forfeited, expired, settled in cash or withheld for taxes or withheld for the purchase price, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Amended 2003 Plan for the grant of additional Awards.

The maximum aggregate number of shares of Common Stock (including, but not limited to, Non-Qualified Options, Incentive Options, Restricted Stock, or Other Stock-Based Awards paid out in shares of Common Stock) that may be granted in any calendar year pursuant to any award held by any individual or employee is 100,000 shares. The maximum aggregate cash payout (including Other Stock-Based Awards paid out in cash) with respect to Awards granted in any calendar year which may be made to any individual or employee is One Million Dollars ($1,000,000). The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the compensation committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Stock Incentive Option under Section 422 of the Code). Any issuance of Company stock pursuant to the exercise of an Option or payment of any other Award under the Amended 2003 Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of the purchase price, (if applicable) or of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company.

Term of the Amended 2003 Plan.  The Amended 2003 Plan as amended and restated herein shall be effective as of March 26, 2010 (“Effective Date”) subject to subsequent approval by stockholders of the Company on or before the 18th day of May, 2010 at the Company’s 2010 annual stockholders meeting and if the stockholders of the Company do not approve the Amended 2003 Plan as amended and restated, any Awards granted after the Effective Date shall be null and void and the Amended 2003 Plan as in effect prior to the Effective Date shall continue in accordance with its terms. The provisions of the Amended 2003 Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated by the Board, the Amended 2003 Plan shall terminate upon, and no further Awards shall be made, after the 10th anniversary of the Effective Date.

Description of Awards.

Non-qualified Options.  Non-qualified stock options granted under the Amended 2003 Plan may be granted to employees, consultants or non-employee directors of the Company or a corporate subsidiary and at a per share exercise price of not less than the fair market value (also referred to as “FMV”) of a share of Company common stock on the date of grant. The compensation committee determines which eligible individuals receive options and how many are issued. No non-qualified option may be granted more than 10 years after the effective date of the Amended 2003 Plan. Payment for shares purchased under the Amended 2003 Plan may be made either in cash or cash equivalents or by tendering to the Company shares of common stock owned by the person for more than six months having an aggregate fair market value equal to or less than the total option price plus cash for any difference, as determined in the discretion of the compensation committee. The compensation committee may, in its sole discretion, also permit payment of a purchase price or withholding of taxes by the withholding of shares of Common Stock to be purchased. Unless otherwise provided in the Award agreement, non-qualified option grants shall not be exercisable more than six months after the optionee ceases employment for any reason other than death or Disability, or more than one year after the optionee ceases employment due to death or disability.

Incentive Options.  Incentive Options are subject to the terms above under the caption “Non-qualified Options.” Additionally, Incentive Options (those intended to qualify for special tax treatment under the Code) granted under the Amended 2003 Plan may be granted only to employees of the Company or a company parent or subsidiary and at a per share exercise price of not less than 100% of the fair market value per share of Company’s common stock on the date of grant. Notwithstanding any contrary provision in the Amended 2003 Plan, to the extent that the aggregate FMV (determined as of the time the Incentive Option is granted) of the shares of Common Stock with respect to which Incentive Options are exercisable for the first time by any optionee during any single calendar year (under the Amended 2003 Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Option shall be treated as a Non-Qualified Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Option, but all other terms and provisions of such Option shall remain unchanged. No person may be granted an Incentive Option if, at the time of the grant, such person owns, directly or indirectly, more than 10% of the total combined voting power of the Company or of any affiliate unless the option price is at least 110% of the fair market value of the common stock on the date of grant of the option and the exercise period of such incentive option is by its terms limited to five years from the option grant date. No Incentive Option shall be exercisable more than ninety days months after the optionee ceases to be an Employee for any reason other than death or disability, or more than one year after the optionee ceases to be an Employee due to death or disability.

Purchased Stock.  The compensation committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its parent or subsidiaries as may be selected by it, on such terms and conditions as it may establish. Each issuance of Common Stock under the Amended 2003 Plan shall be evidenced by an agreement. The price per share of common stock to be purchased by a participant shall not be less than the FMV Per Share at the time of purchase. Payment of the purchase price of Purchased Stock under the Amended 2003 Plan shall be made in full in cash.

Bonus Stock.  The compensation committee may grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a restricted period.

Stock Appreciation Rights.  The compensation committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise, the excess of the FMV per share on the date of exercise over the grant price of the Stock Appreciation Right as determined by the compensation committee. The Stock Appreciation Right shall be granted with an exercise price equal to FMV per share on the date of grant. A Stock Appreciation Right granted in connection with an option shall entitle a participant, upon exercise, to surrender that option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to the preceding sentence. That option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an option shall be exercisable only at such time or times and only to the extent that the related option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related option is transferable. A Stock Appreciation Right granted independent of an option shall be exercisable as determined by the compensation committee and set forth in the Award Agreement governing the Stock Appreciation Right. The compensation committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right as provided in the Award Agreement.

Phantom Stock.  The compensation committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period. Satisfaction of a Phantom Stock Award occurs upon expiration of the deferral period specified for such Phantom Stock Award Agreement by the compensation committee or, if permitted by the compensation committee, as elected by the Participant. In addition, Phantom Stock Awards are subject to such restrictions as the compensation committee may impose. These restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the compensation committee determines in the award Agreement. Except as otherwise determined by the compensation committee or as set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the compensation committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the compensation committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards. To the extent the Committee determines that any award granted shall constitute Performance-Based Compensation for purposes of Section 162(m) of the Code, the grant or settlement of the award shall, in the compensation committee’s discretion, be subject to the achievement of performance goals. Also, these Awards may be subject to Code Section 409A as described below.

Restricted Stock.  Participants are eligible for grants of Restricted Stock. Restricted Stock is subject to such restrictions on transfer by the Participant and repurchase by the Company as the compensation committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid, if any, if the Participant shall terminate employment from or services to the Company prior to the lapse of such restrictions or the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award. Unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one year from the effective date of a Change of Control; or death or Disability of the Participant. Each certificate representing Restricted Stock awarded under the Amended 2003 Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares.

Performance Awards.  The compensation committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than five years as determined by the compensation committee in its sole discretion. Each grant of a Performance Award shall be evidenced by an Agreement in such amount and terms as determined by the compensation committee. The compensation committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited by the Amended 2003 Plan in the case of a Performance Award granted to an executive officer. The compensation committee shall designate whether a Performance Award is intended to be performance-based compensation under Code Section 162(m). The business criteria that may be used for Performance Awards that are designated by the compensation committee to be performance-based compensation under Code Section 162(m) are: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; (xviii) the price of a Share of Common Stock; and (xix) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Other Stock-Based Awards and Other Performance-Based Awards.  The compensation committee is authorized to grant Other Stock-Based Awards or Other Performance-Based Awards. An Other Stock-Based Award shall consist of a right which is not an award described above and is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) and may be paid in Common Stock or cash. Other Performance-Based Awards may be paid in Common Stock or Cash. The compensation committee shall determine the terms and conditions of any such Other Stock-Based or Performance-Based Awards and to the extent such awards are performance-based compensation under Code Section 162(m) or otherwise performance-based.

Federal Income Tax Implications of the Amended 2003 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Amended 2003 Plan.

The grant of an Option will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an Incentive Option (except that the alternative minimum tax may apply). Upon exercising an option other than an Incentive Option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an Option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an Incentive Option if the participant holds the shares for the Incentive Option holding periods prior to disposition of the shares.

With respect to awards granted under the Amended 2003 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.

Code Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding: (i) timing of payouts, (ii) advance election of deferrals, and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, taxes on the amounts included in income are also subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency, Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the Amended 2003 Plan. The Treasury Department has provided final regulations under Section 409A of the Code. Awards, if any, under the Amended 2003 Plan that are subject to Section 409A of the Code that are intended to satisfy the requirements of Section 409A of the Code will be so specified in the Award agreement.

Under Section 162(m) of the Code, the Company is denied a deduction for annual compensation paid to “covered employees” in excess of one million dollars ($1,000,000), unless such compensation qualified as performance-based compensation. Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for Options or certain other applicable awards is intended to constitute qualified performance-based compensation. However, the Committee may determine, within its sole discretion, to grant Awards to such covered employees that do not qualify as performance-based compensation.

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE AMENDED 2003 PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUNCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL GRANTEES ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.

The Board of Directors believes the Amended 2003 Plan is necessary to promote the interest of the Company and its stockholders by encouraging grantees to acquire or increase their equity interest in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the Amended 2003 Plan, the Company will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

REQUIRED VOTE

The approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the Amended 2003 Plan. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on the adoption of our amendments to stock incentive plans, broker no votes will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN.

ITEM 3 —	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed and recommends the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2010 and to render other services as required and approved by the committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP are expected to attend our Annual Meeting, are expected to be available to respond to questions by stockholders and will have an opportunity to make a statement if they desire to do so, although it is not expected that a statement will be made.

If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm since shareholder ratification of the appointment is not required and the committee has the responsibility for appointment of our independent registered public accounting firm. Even if the stockholders ratify the appointment, the committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Properly executed but unmarked proxies will be voted FOR approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010. The Board of Directors believes that ratifying the appointment of Grant Thornton LLP is in the best interest of the Company. The approval of the ratification of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2010

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004.

Audit and Non-Audit Fees

The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal years 2009 and 2008:

	2009	2008

Audit Fees	$460,435	$440,725
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$460,435	$440,725

Audit fees include fees for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year as well as reviews of our interim financial statements included in our quarterly reports on Form 10-Q.

The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services to be provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. In 2009 and 2008, 100% of the audit-related services were pre-approved under authority granted by the committee to its chairman pursuant to these pre-approval procedures. Grant Thornton LLP has not provided any tax or other non-audit services to the Company.

Report of the Audit Committee

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Board of Directors has appointed an Audit Committee consisting of Messrs. Johnston (Chairman), Brookner, Pullins and Trier, and Dr. Harris, all of whom are financially literate and independent (as that term is defined by applicable NASDAQ Listing Standards and SEC Rule 10A-3(b)). The Board of Directors has determined Messrs. Brookner, Pullins and Trier to be the “audit committee financial experts” under the rules of the SEC.

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent auditors, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its responsibilities, the committee: (i) makes such inquiries and reviews as are necessary to monitor the Company’s financial reporting, its external audits and its processes for compliance with laws and regulations, (ii) monitors the adequacy and effectiveness of the accounting and financial controls of the Company and elicits recommendations for the improvement of internal control processes and systems, (iii) reviews the planning, scope and results of the annual audit of the Company’s financial statements conducted by the Company’s independent auditors, (iv) reviews the scope and approves in advance any other services to be provided by the Company’s independent auditors, and (v) provides to the Board of Directors the results of its reviews and any recommendations derived therefrom, including such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.

The Audit Committee has a sub-committee which provides general oversight of our Company’s compliance with legal and regulatory requirements regarding healthcare operations (“Compliance Committee”). The Compliance Committee also monitors the Company’s telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding any subject, including accounting, internal accounting controls, questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. Members of the Compliance Committee are Messrs. Johnston (Chairman), Brookner and Pullins, and Dr. Harris.

The Audit Committee is authorized to engage independent counsel and other advisors it determines necessary to carry out its duties. The committee did not deem it necessary to engage independent counsel for any matters during 2009.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements and reports.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee also met with the Company’s Chief Executive Officer and Chief Financial Officer to discuss their review of the Company’s disclosure controls and procedures and internal control over financial reporting in connection with the filing of the Annual Report on Form 10-K and other periodic reports with the SEC. However, members of the committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Prior to commencement of audit work, the committee reviewed and discussed with representatives of Grant Thornton LLP, the Company’s independent auditors for fiscal 2009, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2009. The committee also reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, any changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee met with Grant Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.

The committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the committee concerning independence and the committee has discussed with Grant Thornton LLP their independence. The committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP’s independence. The committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The committee is governed by a written charter, adopted by the Board of Directors of the Company, which is included on our website at www.usph.com.

Respectfully submitted,

The Audit Committee
Marlin W. Johnston, Chairman
Mark J. Brookner
Dr. Bernard A. Harris
Jerald L. Pullins
Clayton K. Trier

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS

Any proposal intended to be presented by any stockholder for action at the 2011 annual meeting of Stockholders (“2011 Annual Meeting”) must be received by us on or before December 6, 2010 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting. If the date of next year’s 2011 Annual Meeting is changed by more than 30 days from May 18, 2011, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2011 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2011 Annual Meeting, such proposal must be received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by February 19, 2011. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2011 Annual Meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2010 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

By Order of the Board of Directors,

Chris Corrigan
Secretary

Houston, Texas
April 9, 2010

U.S. PHYSICAL THERAPY, INC.
2003 STOCK INCENTIVE PLAN
DECEMBER 15, 2003
(as amended and restated effective March 26, 2010)

U.S. PHYSICAL THERAPY, INC.

2003 STOCK INCENTIVE PLAN

ARTICLE I INTRODUCTION
1.1	Purpose and Amendment and Restatement	A-1
1.2	Shares Subject to the Plan	A-1
1.3	Administration of the Plan	A-2
1.4	Amendment and Discontinuance of the Plan	A-2
1.5	Granting of Awards to Participants	A-2
1.6	Term of Plan	A-2
1.7	Leave of Absence	A-2
1.8	Definitions	A-2

ARTICLE II NONQUALIFIED STOCK OPTIONS
2.1	Grants	A-5
2.2	Calculation of Exercise Price	A-5
2.3	Terms and Conditions of Options	A-6
2.4	Amendment	A-7
2.5	Acceleration of Vesting	A-7
2.6	Other Provisions	A-7

ARTICLE III INCENTIVE OPTIONS
3.1	Eligibility	A-8
3.2	Exercise Price	A-8
3.3	Dollar Limitation	A-8
3.4	10% Stockholder	A-8
3.5	Options Not Transferable	A-8
3.6	Reload Options	A-8
3.7	Compliance with 422	A-8
3.8	Limitations on Exercise	A-8

ARTICLE IV PURCHASED STOCK
4.1	Eligible Persons	A-8
4.2	Purchase Price	A-8
4.3	Payment of Purchase Price	A-8

ARTICLE V BONUS STOCK ARTICLE VI STOCK APPRECIATION RIGHTS AND PHANTOM STOCK
6.1	Stock Appreciation Rights	A-9
6.2	Phantom Stock Awards	A-9

A-i

ARTICLE VII RESTRICTED STOCK
7.1	Eligible Persons	A-10
7.2	Restricted Period and Vesting	A-10

ARTICLE VIII PERFORMANCE AWARDS
8.1	Performance Awards	A-10
8.2	Performance Goals	A-11

ARTICLE IX OTHER STOCK OR PERFORMANCE BASED AWARDS ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1	General	A-12
10.2	Stand-Alone, Additional, Tandem, and Substitute Awards	A-12
10.3	Term of Awards	A-12
10.4	Form and Timing of Payment under Awards; Deferrals	A-12
10.5	Vested and Unvested Awards	A-13
10.6	Requirements of Law	A-13
10.7	Rule 16b-3 Securities Law Compliance and Compliance with Company Policies	A-13
10.8	Disqualification and Forfeiture	A-13

ARTICLE XI WITHHOLDING FOR TAXES ARTICLE XII MISCELLANEOUS
12.1	No Rights to Awards	A-14
12.2	No Right to Employment or Continued Services	A-14
12.3	Governing Law	A-14
12.4	Severability	A-14
12.5	Shareholder Agreements	A-14
12.6	Indemnification of Committee	A-14
12.7	Designation of Beneficiary by Participant	A-14
12.8	Successors	A-15
12.9	Gender, Tense and Headings	A-15
12.10	Recapitalization or Reorganization	A-15
12.11	Miscellaneous.	A-16
12.12	No Guarantee of Tax Consequences	A-16
12.13	Code Section	A-16

A-ii

ARTICLE I

INTRODUCTION

1.1 Purpose and Amendment and Restatement.  The U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan is hereby amended and restated in its entirety as provided herein (the “Plan”). This amendment and restatement is not intended to modify any outstanding Award in violation of Code Section 409A or other applicable requirement of the Code. This Plan is intended to promote the interests of U.S. Physical Therapy, Inc., a Nevada corporation, (the “Company”) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Parent and Subsidiaries (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Parent and Subsidiaries will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2 Shares Subject to the Plan.  The aggregate number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan for Awards that are granted wholly or partially or by reference to Common Stock (including Options and Incentive Options that may be exercised for or settled in Common Stock) shall not exceed 1,250,000; of this amount 1,250,000 shares of Common Stock reserved under this Plan shall be available for any one of the types of Awards available under the Plan including Non-Qualified Options, Incentive Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock or Other Stock or Performance-Based Awards. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced or not issued for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, including but not limited to, Awards that are terminated, forfeited, expired, settled in cash or withheld for taxes or withheld for the purchase price, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

During such period that the Company is a Publicly Held Corporation, the following rules shall apply to grants of Awards:

(a) Subject to only the adjustment as provided in the second sentence of the first paragraph of this Section 1.2, the maximum aggregate number of shares of Common Stock (including, but not limited to, Non-Qualified Options, Incentive Options, Restricted Stock, or Other Stock-Based Awards paid out in shares of Common Stock) that may be granted in any calendar year pursuant to any Award held by any individual or Employee shall be one hundred thousand (100,000) shares.

(b) The maximum aggregate cash payout (including Other Stock or Performance-Based Awards paid out in cash) with respect to Awards granted in any calendar year which may be made to any individual or Employee shall be One Million Dollars ($1,000,000).

(c) With respect to any Option granted to an Employee that is canceled or repriced, the number of shares subject to such Option shall continue to count against the maximum number of shares of Common Stock that may be the subject of Options granted to such Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

(d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with Performance-Based Compensation requirements.

1.3 Administration of the Plan.  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4 Amendment and Discontinuance of the Plan.  The Board may amend, suspend or terminate the Plan at any time; provided, however, any amendment of the Plan which (a) except as provided in Section 1.2 or 12.10, increases the maximum number of shares of Common Stock which may be issued under the Plan pursuant to Section 1.2, (b) materially modifies the requirements as to eligibility for participation in the Plan, (c) materially increases benefits under the Plan, shall be subject to Company stockholder approval. In addition, except as otherwise provided herein, no such amendment will be made without the consent of the holder of an Award to terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect.

1.5 Granting of Awards to Participants.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.6 Term of Plan.  The Plan as amended and restated herein shall be effective as of March 26, 2010 (“Effective Date”) subject to subsequent approval by stockholders of the Company on or before the 18th day of May, 2010 at the Company’s 2010 annual stockholders meeting and if the stockholders of the Company do not approve the Plan as amended and restated, any Awards granted after the Effective Date shall be null and void and the Plan as in effect prior to the Effective Date shall continue in accordance with its terms. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.7 Leave of Absence.  If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.8 Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any Parent of the Company, (iii) any “subsidiary corporation” of any such Parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Agreement” means the written agreement entered into between the Company and the Participant setting forth the terms and conditions pursuant to which an Award is granted under the Plan.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, Other Stock-Based Awards or Other Performance-Based Awards (payable in cash or Shares of stock) awarded to a Participant subject to this plan and the Agreement.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” is defined in Article V below.

“Cause” for termination of any Participant who is a party to an agreement of employment with or renders services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement or if the Agreement does not provide otherwise, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or

(v) notwithstanding anything herein to the contrary, any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted which is intended to be Performance-Based Compensation, including Options, the Committee shall consist solely of two or more members who fulfill the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the “outside directors” as described in Section 162(m)(4)(c)(i) of the Code and the regulations thereunder. In either case, the Committee may be the compensation committee of the Board or any subcommittee of the compensation committee of the Board, provided that the members of the Committee satisfy the requirements of the previous provisions of these paragraphs.

“Consultant” means an independent agent, consultant, attorney or any other individual who is not an “outside director” or Employee of the Company (or any Parent or Subsidiary) and who (i), in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means an inability to perform the Participant’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for the payment of disability benefits under any policy for long-term disability benefits provided to the Participant by the Company or a Parent or Subsidiary shall be deemed a disability of the Participant for the purposes of this Plan.

“Employee” means any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development and financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company or the Parent or a Subsidiary.

“Fair Market Value or FMV Per Share”.  The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means in its discretion, and if applicable in accordance with Code Section 409A, and shall be final and binding.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Parent or Subsidiary.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Performance-Based Award” means an award granted pursuant to Article IX, which is performance-based and payable in cash or Shares of stock.

“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of the Board of Directors of the Company.

“Parent” means any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

“Participant” means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Performance-Based Compensation” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code sec. 162(m) and Treasury Regulation sec. 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

“Publicly Held Corporation” means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

“Reload Option” means replacement Options that permit the Optionee to purchase an additional number of shares of Common Stock equal to the number of previously owned shares surrendered by the Optionee to pay for all or a portion of an Option price upon exercise of his Options.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions -hereon, granted under Article VII of the Plan.

“Stock Appreciation Rights” or “SAR” means an Award granted pursuant to Article VI of the Plan.

“Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1 Grants.  The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

2.2 Calculation of Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be specified in the Agreement as determined by the Committee but shall be subject to adjustment as provided in Section 2.3(g).

2.3 Terms and Conditions of Options.

(a) Written Agreement.  Each grant of an Option shall be evidenced by a written Agreement. Among its other provisions, each Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Optionee’s Agreement and need not be uniform among all Options granted pursuant to the Plan.

(b) Number of Shares.  Each Option shall specify the number of shares of Common Stock to which it pertains.

(c) Option Period and Conditions and Limitations on Exercise.  No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(d) Manner of Exercise.  In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(e) Alternative Payment for Stock.  The Committee in its sole discretion may permit a Participant to pay the exercise price or satisfy withholding taxes, in whole or in part, with shares of Common Stock with respect to which the Option is being exercised. If payment is to be made in such manner, then the Participant shall deliver to the Company a notice of exercise as to the number of shares of Common Stock to be issued to Participant as well as the number of shares of Common Stock to be retained by the Company in payment. In such case, the notice of exercise shall include (A) a statement (i) directing the Company to retain the number of shares from the exercise of the Options the Fair Market Value (as of the date of delivery of such notice) of which is equal to the portion of the exercise price and/or withholding with respect to which the Participant intends to make payment, and (ii) confirming the aggregate number of shares to be delivered to the Participant; and (B) such additional payment in cash pursuant to the provision of clause (d) or shares pursuant to the provisions of the first paragraph of this clause (c) as shall be necessary, when added to the consideration paid with shares subject to the Option, to pay the exercise price in full for all such shares. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of an exercise of an Option with previously issued stock or by retention of optioned shares under this Section, the Common Stock surrendered or retained shall include an additional number of shares whose Fair Market Value equals the amount thus required to be withheld at the applicable minimum statutory rate.

(f) Options not Transferable.  Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(g) Listing and Registration of Shares.  Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or tinder any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(h) Reload Options.  No Reload Options will be granted with respect to any Non-Qualified Option.

2.4 Amendment.  The Committee may, with the consent of the person or persons entitled to exercise any outstanding Option, amend or cancel such Option. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times. Except for either adjustments pursuant to Sections 12.10 or 1.2 of the Plan (relating to the adjustments to Shares), the purchase price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant (there shall be no repricing of Options or Stock Appreciation Rights). Furthermore, notwithstanding anything in the Plan to the contrary, except for adjustments pursuant to Section 1.2 and 12.10 and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

2.5 Acceleration of Vesting.  If a Participant’s Agreement so specifies, any Option granted hereunder which is not otherwise vested shall, as stated in said Participant’s Agreement, become 100% vested upon (i) termination of an Employee’s or Consultant’s Employment or removal of a Non-Employee Director without Cause; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director from Employment for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.

2.6 Other Provisions.

(a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b) No Option granted hereunder shall be construed as limiting any right which the Company or any Parent or Subsidiary may have to terminate at any time, with or without Cause or otherwise, the Employment of any person to whom such Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

(d) Unless the Agreement provides otherwise, no Option shall be exercisable more than six (6) months after the Optionee ceases Employment for any reason other than death or Disability, or more than one (1) year after the Optionee ceases Employment due to death or Disability.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall NOT be subject to the terms of this Section III.

3.1 Eligibility.  Incentive Options may only be granted to Employees.

3.2 Exercise Price.  The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3 Dollar Limitation.  Notwithstanding any contrary provision in the Plan, to the extent that the aggregate FMV (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Non-Qualified Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Agreement, shall remain unchanged.

3.4 10% Stockholder.  If any Employee to whom an Incentive Option is granted is a 10% stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

3.5 Options Not Transferable.  No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Reload Options.  No Reload Options shall be granted with respect to any Incentive Options.

3.7 Compliance with 422.  All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.8 Limitations on Exercise.  No Incentive Option shall be exercisable more than ninety (90) days months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1 Eligible Persons.  The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Parent or Subsidiaries as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement, which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

4.2 Purchase Price.  The price per share of Common Stock to be purchased by a Participant under this Plan shall be the FMV Per Share at the time of purchase.

4.3 Payment of Purchase Price.  Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1 Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

(a) Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the day of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The SAR shall be granted with an exercise price equal to FMV per Share on the date of grant.

(b) Rights Related to Options.  A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option.  A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Stock Appreciation Right.

(d) Terms.  The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right as provided in the Award Agreement.

6.2 Phantom Stock Awards.  The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions.  Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award Agreement by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine in the Award Agreement.

(b) Forfeiture.  Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of Employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals.  To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute Performance-Based Compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII

RESTRICTED STOCK

7.1 Eligible Persons.  All Employees, Consultants and Non-Employee Directors shall, subject to the direction of the Committee, be eligible for grants of Restricted Stock.

7.2 Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions, subject to section 7.2(b) below; or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iii) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the U.S. Physical Therapy, Inc. 2003 Incentive Plan and an Award Agreement entered into between the registered owner of such shares and U.S. Physical Therapy, Inc. A copy of the Plan and the Award Agreement are on file in the corporate offices of U.S. Physical Therapy, Inc.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards.  The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than five years as determined by the Committee in its sole discretion (“Performance Period”). Each grant of a Performance Award shall be evidenced by an Agreement in such amount and terms as determined by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award intended to be Performance-Based Compensation under Code Section 162(m).

8.2 Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award intended to be Performance-Based Compensation, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant arid/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; (xviii) the price of a Share of Common Stock; and (xix) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period of not less than one year and not more than five years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms.  After the end of each Performance Period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period. No Performance Award shall be payable unless the pre-established performance goals have been achieved. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards and any other terms material to the Performance Award shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards intended to be Performance-Based Compensation shall, if so designated by the Committee, constitute Performance-Based Compensation within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Parent or Subsidiaries, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or (iii) is payable in cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. A Performance-Based Award under this Article shall meet the requirements of Article 8.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 General.  Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as Performance-Based Compensation for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Nevada General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Parent or Subsidiary, or any business entity to be acquired by the Company or Parent or Subsidiaries, or any other right of a Participant to receive payment from the Company or any Parent or Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Parent or Subsidiary.

10.3 Term of Awards.  The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

10.4 Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

10.6 Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

10.7 Rule 16b-3 Securities Law Compliance and Compliance with Company Policies.  WITH RESPECT TO INSIDERS TO THE EXTENT APPLICABLE, TRANSACTIONS UNDER THE PLAN ARE INTENDED TO COMPLY WITH ALL APPLICABLE CONDITIONS OF RULE 16B-3 UNDER THE 1934 ACT. WITH RESPECT TO ALL PARTICIPANTS, TRANSACTIONS UNDER THE PLAN ARE INTENDED TO COMPLY WITH SECURITIES REGULATION BTR AND THE COMPANY’S INSIDER TRADING POLICIES AS REVISED FROM TIME TO TIME OR SUCH OTHER SIMILAR COMPANY POLICIES, INCLUDING BUT NOT LIMITED 7O, POLICIES RELATING TO BLACK OUT PERIODS. ANY AMBIGUITIES OR INCONSISTENCIES IN THE CONSTRUCTION OF AN AWARD OR THE PLAN SHALL BE INTERPRETED TO GIVE EFFECT TO SUCH INTENTION. HOWEVER, TO THE EXTENT ANY PROVISION OF THE PLAN OR AGREEMENT OR ACTION BY THE COMMITTEE FAILS TO SO COMPLY, IT SHALL BE DEEMED NULL AND VOID TO THE EXTENT PERMITTED BY LAW AND DEEMED ADVISABLE BY THE COMMITTEE IN ITS DISCRETION.

10.8 Disqualification and Forfeiture.  Notwithstanding anything herein to the contrary, any Awards hereunder shall terminate and be forfeited if the Participant fails to consent to and authorize the disclosure of the information for the determination of Disability or Cause including any information that is protected health information under the Health Insurance Portability and Accountability Act of 1996.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of

Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards.  No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 No Right to Employment or Continued Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or services of the Company or any Parent or Subsidiary. Further, no grant of any Award shall be construed as limiting any right which the Company or any Parent or Subsidiary may have to terminate at any time, with or without Cause, the Employment or services of any Participant to whom such Award has been granted.

12.3 Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law arid the laws of the State of Nevada, without regard to any principles of conflicts of law.

12.4 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5 Shareholder Agreements.  The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

12.6 Indemnification of Committee.  Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan (including such indemnification for a person’s own, sole, concurrent or joint negligence or strict liability), except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.7 Designation of Beneficiary by Participant.  EACH PARTICIPANT MAY, FROM TIME TO TIME, NAME ANY BENEFICIARY OR BENEFICIARIES (WHO MAY BE NAMED CONTINGENTLY OR SUCCESSIVELY) TO WHOM ANY BENEFIT UNDER THE PLAN IS TO BE PAID IN CASE OF HIS DEATH BEFORE HE RECEIVES ANY OR ALL OF SUCH BENEFIT. EACH SUCH DESIGNATION SHALL REVOKE ALL PRIOR DESIGNATIONS BY THE SAME PARTICIPANT, SHALL BE IN A FORM PRESCRIBED BY THE COMMITTEE, AND WILL BE EFFECTIVE ONLY WHEN FILED BY THE PARTICIPANT IN WRITING WITH THE COMMITTEE DURING THE PARTICIPANT’S LIFETIME. IN THE ABSENCE OF ANY SUCH DESIGNATION, BENEFITS REMAINING UNPAID AT THE PARTICIPANT’S DEATH SHALL BE PAID TO THE PARTICIPANT’S ESTATE.

12.8 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.9 Gender, Tense and Headings.  Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

12.10 Recapitalization or Reorganization.

(a) No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends.  If, and whenever, prior to the expiration of an Award previously granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a dividend on Common Stock which is paid in the form of Company stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, shall be adjusted as follows: (i) in the event of an increase in the number of outstanding shares, the number shares of Common Stock subject to the Award shall be proportionately increased, and the purchase price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, the number shares of Common Stock subject to the Award shall be proportionately reduced, and the purchase price per share shall be proportionately increased, other than in the event of a Company-directed share repurchase program. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change and shall be made in accordance with Code Section 409A, if applicable.

(c) Change of Control.  Subject to any accelerated vesting provisions in any Agreement or provided herein, upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, may effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options, stock-settled Phantom Stock, stock-settled Stock Appreciation Rights or other Shares of Stock settled Awards held by such Participants as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each such Participant an amount of cash (or fair cash equivalent if a portion of the consideration is other than cash) per share equal to the excess, if any, of the amount of the Change in Control value (as determined by the Committee) of the shares subject to such Awards over the exercise price(s), if any, under such Awards for such shares, or (ii) provide that the number and class of shares of Common Stock covered by such Awards shall be adjusted (in accordance with Code Section 409A or Code Section 424, if applicable) so that such Awards shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, stock split, stock dividend, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section 12.10, which would have the effect of diluting or enlarging the rights of Participants, such Award and any notice evidencing such Award shall be subject to equitable or proportionate adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award, subject to the requirements of Code Sections 409A and 424, if applicable.

12.11 Miscellaneous.

(a) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

(b) The expenses of the Plan shall be borne by the Company.

(c) By accepting any Incentive Award, each Participant and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

12.12 No Guarantee of Tax Consequences.  Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

12.13 Code Section.  To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Agreement shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, but not limited to, using the more restrictive definition of Change in Control as provided in Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of disability or disabled as provided in Code Section 409A and specifying a time and form of payment schedule. In addition, if any Incentive Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Incentive Award and Participant shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date the Participant becomes disabled, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or (vi) the occurrence of an unforeseeable emergency;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(c) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(d) In the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee.

If an Incentive Award is subject to Code Section 409A, as determined by the Committee, the Committee may amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse affect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend the Plan as it deems necessary to comply with Section 409A and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award.

IN WITNESS WHEREOF, U.S. Physical Therapy, Inc. has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, subject to shareholder approval at the 2010 Annual Meeting of Stockholders.

U.S. PHYSICAL THERAPY, INC.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY U.S. PHYSICAL THERAPY, INC. PROXY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2010 THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I, the undersig ned stockholder of U.S. Physical Therapy, Inc. (the “Company”), hereby appoint Chris topher J. Readin g and Lawrance W. McAfee, and each of them, with ful power of substit ution, as my true and lawful attorneys, agents and proxie s to cast al votes wit h respect to the Company’s common stock, which I am entitled to cast at the 2010 Annual Meeting of Stockholders to be held on Tuesday, May 18, 2010, at 9:00 a.m. (CT), at the Company’s offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjo urnments or postponements of such meetings, upon the following matters. This proxy wil be voted as directed by you. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010 AND AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meetin g and Proxy Statement and the 2009 Annual Report on Form 10-K, and hereby revokes any proxy or proxie s heretofore giv en with respect to such shares of the Company’s common stock. This proxy may be revoked at any time before its exercis e. (cont inude a n d to b e si g n e d a n d d a t d e on reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this **X**

1. **ELECTION OF DIRECTORS**

   Daniel C. Arnold
   Christopher J. Reading
   Lawrance W. McAfee
   Mark J. Brookner
   Bruce D. Broussard
   Bernard A. Harris, Jr.
   Martin W. Johnston
   Jerald L. Pullins
   Reginald E. Swanson
   Clayton K. Trier.

   FOR all nominees listed (except as marked to the contrary below) ☐

   WITHOUT AUTHORITY to vote for all nominees listed. ☐

   ____

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________ Signature ______________ Date ______________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 18, 2010 The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/usph/2010 FOLD AND DETACH HERE AND READ THE REVERSE SIDE Please mark 1. ELECTION OF DIRECTORS FOR your votes X all nominees lis ted WITHOUT like this Election of ten directors to serve until the next annual meetin g (except as marked AUTHORITY of stockholders. Nominees: to the contrary to vote for all below) nominees li sted. FOR AGAINST ABSTAIN Danie l C. Arnold Bernard A. Harris, Jr. Chris topher J. Reading Martin W. Johnston 2. Approval of the Amended and Restated Lawrance W. McAfee Jerald L. Pullins 2003 Stock Incentiv e Plan. Mark J. Brookner Reginald E. Swanson Bruce D. Broussard Clayton K. Trier. FOR AGAINST ABSTAIN WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES (Print Name in Space Provided.) 3. Ratific atio n of the appoin tment of Grant Thornton LLP as our independent registered public accounting firm for 2010. 4. As determined by a majority of our Board of Directors, the proxies are authorized to vote upon other business as may properly come before Label Area 4” x 1 1/2” the meeting or any adjournments. PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) COMPANY ID: Toc ommence printin g on this proxy card please sign, date and fax this c ardt o this number: 212-691-9013 or emailu s your approval. PROXY NUMBER: SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity ACCOUNT NUMBER: Note: SCOTTI o t Email f i nal approvedc opyf or Electronic Voting website setu p: Y es Signature Sig nature Date Ple ase date and sign exactly as name appears hereon and return in the enclosed envelo pe. Signature of Stockholder or Authorized Representative (Only one signature IS required in the case of stock ownership in the name of two or more persons.)